Exhibit 10.12

ARGO MEDICAL TECHNOLOGIES LTD.

2012 EQUITY INCENTIVE PLAN

1. PURPOSES.

(a) Eligible Share Award Recipients. The persons eligible to receive Share Awards are the Employees, Directors and Consultants of the Company and its Affiliates.

(b) Available Share Awards. The purpose of the Plan is to provide a means by which eligible recipients of Share Awards may be given an opportunity to benefit from increases in value of the Shares through the granting of the following Share Awards: (i) Incentive Share Options and (ii) Nonstatutory Share Options.

(c) General Purpose. The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Option Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2. DEFINITIONS. The following capitalized terms have the following meanings. Other capitalized terms are defined elsewhere herein.

(a) “Affiliate” means (i) any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company and/or (ii) to the extent provided by the Committee, any person or entity in which the Company has a significant interest as determined by the Committee in its discretion. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise.

(b) “Award” means, individually or collectively, a grant under the Plan and/or the Sub Plan of Options, Restricted Share, Restricted Share Units, Share Appreciation Rights, Performance Units, Performance Shares and other shares or cash awards as the Committee may determine.

(c) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan and/or the Sub Plan. The Award Agreement is subject to the terms and conditions of the Plan and/or the Sub Plan.

(d) “Board” means the Board of Directors of the Company. If a Committee has been appointed to administer this Plan, references herein to the term “Board” shall apply to such Committee to the extent such Committee has been delegated authority over the applicable subject matter.

(e) “Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in New York City, New York are authorized or obligated by federal law or executive order to be closed.

(f) “Cause” shall mean, in the case of a particular Award, unless the applicable Award Agreement states otherwise: (1) if the Participant is a party to an employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of “cause”, the definition contained therein; or (ii) if no such agreement exists, or if such agreement does not define “cause”: (a) conviction of, or plea of guilty or no contest to, any felony or any crime involving moral turpitude or dishonesty or the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company or an Affiliate; (b) participation in a fraud, misappropriation, or embezzlement of Company and/or its Affiliate funds or property or act of dishonesty against the Company and/or its Affiliate; (c) material violation of any rule, regulation, policy or plan for the conduct of (as the case may be) any director, officer, employee, member, manager, consultant or service provider of or to the Company or its Affiliates or its or their business (which, if curable, is not cured within 5 Business Days after notice thereof is provided to the Participant); (d) conduct that results in or is reasonably likely to result in harm to the reputation or business of the Company or any of its Affiliates; (e) gross negligence or willful misconduct with respect to the Company or an Affiliate; (f) material violation of U.S. state, federal or other applicable (including non-U.S.) securities laws or (g) material breach of Participant’s proprietary information and inventions agreement (h) any disclosure of confidential information of the Company or breach of any obligation not to compete with the Company or not to violate a restrictive covenant.

(g) “Change in Control” shall, in the case of a particular Award, unless the applicable Award Agreement states otherwise or contains a different definition of “Change in Control,” be deemed to occur upon:

(i) An acquisition (whether directly from the Company or otherwise) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”)), immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of the combined voting power of the Company’s then outstanding Voting Securities.

(ii) The individuals who constitute the members of the full Board of Directors of the Company cease, by reason of a financing, merger, combination, acquisition, takeover or other non-ordinary course transaction affecting the Company, to constitute at least fifty-one percent (51%) of the members of the full Board of Directors of the Company; or

(iii) Approval by the full Board of Directors of the Company and, if required, shareholders of the Company of, or execution by the Company of any definitive agreement with respect to, or the consummation of (it being understood that the mere execution of a term sheet, memorandum of understanding or other non-binding document shall not constitute a Change of Control):

(A) A merger, consolidation or reorganization involving the Company, where either or both of the events described in clauses (i) or (ii) above would be the result;

(B) A liquidation or dissolution of or appointment of a receiver, rehabilitator, conservator or similar person for, or the filing by a third party of an involuntary bankruptcy against, the Company; provided, however, that to the extent necessary to comply with Section 409A of the Code, the occurrence of an event described in this subsection (B) shall not permit the settlement of Restricted Share Units granted under this Plan; or

(C) An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a subsidiary of the Company).

(h) “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. Any reference to a section of the Code shall be deemed to include any regulations promulgated thereunder.

(i) “Committee” means a committee of one or more members of the Board appointed by the Board in accordance with subsection 3(c) to administer this Plan.

(j) “Company” means Argo Medical Technologies Ltd.

(k) “Consultant” means any person, including an advisor engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services.

(l) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service; provided further that if any Award is subject to Section 409A of the Code, this sentence shall only be given effect to the extent consistent with Section 409A of the Code. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director will not constitute an interruption of Continuous Service. The Committee or its delegate, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave, relocation or any other personal or family leave of absence.

(m) “Covered Employee” means the chief executive officer and the other highest compensated officers of the Company for whom total compensation is required to be reported to shareholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

(n) “Director” means a member of the Board.

(o) “Disability” means that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment; provided, however, for purposes of determining the term of an Incentive Share Option, the term Disability shall have the meaning ascribed to it Section 22(e)(3) of the Code. The determination of whether an individual has a Disability shall be determined under procedures established by the Committee. Except in situations where the Committee is determining Disability for purposes of the term of an Incentive Share Option within the meaning of Section 22(e)(3) of the Code, the Committee may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which a Participant participates.

(p) “Employee” means any person, including an Officer or Director, employed by the Company or an Affiliate; provided, that, for purposes of determining eligibility to receive incentive Share Options, an Employee shall mean an employee of the Company or a parent or subsidiary corporation within the meaning of Code Section 424. Mere service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r) “Fair Market Value” means, as of any date, the value of the Shares determined as follows:

(i) If the Shares is listed on any established stock exchange or a national market system, including without limitation, the New York Stock Exchange or the NASDAQ Stock Market, or quoted on a national exchange or other recognized securities quotation system (such as the OTC Bulletin Board/OTCQB Market), the Fair Market Value of a Share shall be the closing sales price for such Share as quoted on such exchange, market or quotation system (or the exchange or market with the greatest volume of trading in the Share) on the last market trading day prior to the day of determination (or the closing price on the date immediately preceding such date if no sales activity occurred on the day of determination), as reported by Bloomberg or such other source as the Board deems reliable.

(ii) In the absence of such markets for the Shares, the Fair Market Value shall be determined in good faith by the Board and such determination shall be conclusive and binding on all persons; provided that, (a) with respect to Awards that are Incentive Share Options, the Board shall make such determination in accordance with the provisions of Section 422 of the Code and subject to all applicable U.S. Treasury Regulations and any other applicable guidance promulgated pursuant thereto; (b) with respect to Awards that are not Incentive Share Options, the determination shall be in accordance with and applicable to U.S. Treasury Regulations and any other applicable guidance promulgated pursuant thereto.

(s) “Incentive Share Option” means an Option intended to qualify as an incentive Share option within the meaning of Section 422 of the Code and the U.S. Treasury Regulations promulgated thereunder.

(t) “IPO” means the occurrence of each of the following: (i) either (A) a registration statement covering an initial public offering or public resale of the Company’s securities by the Company and/or its shareholders is declared effective by the Securities and Exchange Commission or (B) the Company consummates a “reverse merger” transaction with a public vehicle and (ii) the Company (or its successor) becomes or is a reporting company under the

Securities Exchange Act of 1934, as amended, with its ordinary shares listed or quoted on a national exchange or other recognized securities quotation system (such as the OTC Bulletin Board/OTCQB Market).

(u) “Listing Date” means the first date upon which the Company’s ordinary shares is (i) listed (or approved for listing) upon notice of issuance on any securities exchange, (ii) designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system if such securities exchange or interdealer quotation system has been certified or (iii) quoted on any recognized securities quotation system (such as the OTC Bulletin Board/OTCQB Market).

(v) “Non-Employee Director” means a Director who either (i) is not a current Employee or Officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(w) “Nonstatutory Share Option” means an Option not intended to qualify as an Incentive Share Option and does not meet the requirements of, and is not governed by, the rules of Sections 421 through 424 of the Code.

(x) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(y) “Option” means an Incentive Share Option, a Nonstatutory Share Option or any other option granted pursuant to the Plan or any Sub Plan.

(z) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an “affiliated corporation” at any time and is not currently receiving direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(aa) “Parent” means any corporation (other than the Company) in an unbroken chain of corporations or other entities ending with the Company, if each of the corporations or other entities (other than the Company) owns shares possessing 50% or more of the total combined voting power of ail classes of shares in one of the other corporations in such chain. A corporation or other entity that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

(bb) “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

(cc) “Performance Goals” will have the meaning set forth in Section 11 of the Plan.

(dd) “Performance Period” means any period as determined by the Committee in its sole discretion.

(ee) “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Committee may determine pursuant to Section 10.

(ff) “Performance Unit” means an Award which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Committee may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.

(gg) “Period of Restriction” means the period during which the transfer of Shares of Restricted Shares are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Committee.

(hh) “Plan” means this 2012 Equity Incentive Plan.

(ii) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(jj) “Securities Act” means the Securities Act of 1933, as amended.

(kk) “Share” means Ordinary A Share, par value of NIS 0.01 per share, of the Company.

(ll) “Service Provider” means an Employee, Director or Consultant.

(mm) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations or other entities beginning with the Company, if each of the corporations or other entities other than the last corporation or entity in the unbroken chain owns share possessing 50% or more of the total combined voting power of all classes of shares in one of the other corporations or entities in such chain. A corporation or other entity that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

(nn) “Sub Plan” means any sub plan subject to the terms of the Plan.

(oo) “Ten Percent Shareholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or of any of its Affiliates.

3. ADMINISTRATION.

(a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in subsection 3(c). Any interpretation of the Plan by the Board and any decision by the Board under the Plan shall be final and binding on all persons.

(b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) to determine from time to time which of the persons eligible under the Plan shall be granted Awards; when and how each Award shall be granted; what type or combination of types of Award shall be granted; the provisions and terms of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Share pursuant to an Award; the number of shares of Share with respect to which an Award shall be granted to each such person; and to prescribe the terms and conditions of each Award, including, without limitation, the exercise price and medium of payment and vesting provisions, and to specify the provisions of the Award relating to such grant;

(ii) to construe and interpret (i) the Plan and apply its provisions and (ii) Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective;

(iii) to promulgate, amend and rescind rules and regulations relating to the administration of the Plan or an Award;

(iv) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(v) to delegate its authority to one or more Officers of the Company with respect to Awards that do not involve Covered Employees or “insiders” within the meaning of Section 16 of the Exchange Act;

(vi) to determine whether each Option is to be an Incentive Share Option or a Nonstatutory Share Option;

(vii) to amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, or the term of any outstanding Award; provided, however, that if any such amendment impairs a Participant’s rights or increases a Participant’s obligations under his or her Award or creates or increases a Participant’s tax liability with respect to an Award, such amendment shall also be subject to the Participant’s consent;

(viii) to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their employment for purposes of the Plan, which periods shall be no shorter than the periods generally applicable to Employees under the Company’s employment policies;

(ix) to make decisions with respect to outstanding Awards that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments;

(x) to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for the administration of the Plan; and

(xi) generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

(c) Delegation to Committee.

(i) General. The Board may delegate administration of the Plan to a Committee or Committees of one (1) or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. From time to time, the Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a Committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.

(ii) Committee Composition when ordinary share is Publicly Traded. At such time as the ordinary share of the Company is publicly traded, unless otherwise determined by the Board not to comply with the exemption requirements of rule 16b-3 and/or Section 162(m) of the Code, a Committee shall consist solely of two (2) or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two (2) or more Non-Employee Directors, in accordance with Rule 16b-3. Within the scope of such authority, the Board or the Committee may (1) delegate to a committee of one or more members of the Board who are not Outside Directors the authority to grant Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Award or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (2) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Awards to eligible persons who are not then subject to Section 16 of the Exchange Act. Nothing herein shall create an inference that an Award is not validly granted under the Plan in the event Awards are granted under the Plan by a compensation committee of the Board that does not at all times consist solely of two or more Non-Employee Directors who are also Outside Directors.

4. SHARES SUBJECT TO THE PLAN.

(a) Share Reserve. Subject to the provisions of Section 15 relating to adjustments upon changes in shares, the Share that may be issued pursuant to Awards shall not exceed in the aggregate of 26,000 (Twenty Six Thousand) Ordinary, “A” Shares. During the terms of the Awards, the Company shall keep available at all times the number of Shares required to satisfy such Awards.

(b) Reversion of Shares to the Share Reserve. If any Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the Shares not acquired under such Award shall revert to the Plan and again become available for issuance under the Plan. Notwithstanding anything to the contrary contained herein, shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such shares are (a) shares tendered in payment of an Award, (b) shares delivered or withheld by the Company to satisfy any tax withholding obligation, or (c) shares covered by any other Awards that were not issued upon the settlement of the Award.

(c) Source of Shares. The Shares subject to the Plan may be, in whole or in part, authorized and unissued shares, treasury shares or shares reacquired by the Company in any manner.

(d) Subject to adjustment in accordance with Section 15, no Participant shall be granted, during any one (1) year period, Options to purchase Shares with respect to more than 26,000 (Twenty Six Thousand) Ordinary “A” Shares in the aggregate or any other Awards with respect to more than 26,000 (Twenty Six Thousand) Ordinary “A” Shares in the aggregate. If an Award is to be settled in cash, the number of Shares on which the Award is based shall count toward the individual share limit set forth in this Section 4.

(e) Any Shares subject to an Award that is canceled, forfeited or expires prior to exercise or realization, either in full or in part, shall again become available for issuance under the Plan.

5. ELIGIBILITY.

(a) Eligibility for Specific Share Awards. Incentive Share Options may be granted only to Employees. Options Awards other than Incentive Share Options may be granted to Employees, Directors and Consultants.

(b) Ten Percent Shareholders.

(i) A Ten Percent Shareholder shall not be granted an Incentive Share Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Shares at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(ii) Prior to the Listing Date, a Ten Percent Shareholder shall not be granted a Nonstatutory Share Option unless the exercise price of such Option is at least (i) one hundred ten percent (110%) of the Fair Market Value of the Shares at the date of grant.

(c) Consultants.

(i) Prior to the Listing Date, a Consultant shall not be eligible for the grant of an Award if, at the time of grant, either the offer or the sale of the Company’s securities to such Consultant is not exempt under Rule 701 of the Securities Act (“Rule 701”) because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by Rule 701, unless the Company determines that such grant need not comply with the requirements of Rule 701 and will satisfy another exemption under the Securities Act as well as comply with the securities laws of all other relevant jurisdictions.

(ii) From and after the Listing Date, a Consultant shall not be eligible for the grant of an Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (i) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.

(iii) As of April 7, 1999, Rule 701 and Form S-8 generally are available to consultants and advisors only if (i) they are natural persons; (ii) they provide bona fide services to the issuer, its parents, its majority-owned subsidiaries or majority-owned subsidiaries of the issuer’s parent; and (iii) the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the issuer’s securities.

6. OPTION PROVISIONS.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate and set forth in the Award Agreement approved by the Board. All Options shall be separately designated as Incentive Share Options or Nonstatutory Share Options of U.S. Participants or 3(i) Option and Options granted under Section 102 of the Ordinance (as defined under the applicable Sub Plan) for Israeli Participants at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for Shares purchased on exercise of each type of Option. No Option shall be treated as an Incentive Share Option unless this Plan has been approved by the shareholders of the Company in a manner intended to comply with the shareholder approval requirements of Section 422(b)(1) of the Code, provided that any

Option intended to be an Incentive Share Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonstatutory Share Option unless and until such approval is obtained. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a) Procedure for Exercise. An Option shall be deemed exercised when the Company receives (i) written or electronic notice of exercise in accordance with the Award Agreement) from the person entitled to exercise the Option, and (ii) full payment for the shares with respect to which the Option is exercised, together with any applicable withholding taxes. Full payment may consist of any consideration and method of payment authorized by the Board and permitted by the Award Agreement and the Plan. The exercise price shall be denominated in the currency of the primary economic environment of, either the Company or the participant (that is the functional currency of the Company or the currency in which the Participant is paid) as determined by the Company.

(b) Until an IPO, Shares issued upon the exercise of Option, shall be voted by an irrevocable proxy (attached to the Award Agreement) (the “Proxy”) pursuant to the directions of the Board, such Proxy to be assigned to representatives designated by Board (the “Representatives”). Such Representatives shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him/her, or any liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the voting of the Proxy unless arising out of such Representative’s own fraud or bad faith, to the extent permitted by applicable law. Such indemnification shall be in addition to any rights of indemnification the Representative(s) may have as a director or otherwise under the Company’s Article of Association and/or any agreement, any vote of shareholders or disinterested directors, insurance policy or otherwise.

(c) Term. Subject to the provisions of subsection 5(b) regarding Ten Percent Shareholders, no Option shall be exercisable after the expiration of ten (10) years from the date it was granted, or the date set forth at the Award Agreement, as earlier.

(d) Exercise Price of an Incentive Share Option. Subject to the provisions of subsection 5(b) regarding Ten Percent Shareholders, the exercise price of each Incentive Share Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Shares subject to the Option on the date the Option is granted or such other amount as may be required pursuant to the Code. Notwithstanding the foregoing, an Incentive Share Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(e) Exercise Price of a Nonstatutory Share Option. Subject to the provisions of subsection 5(b) regarding Ten Percent Shareholders, the exercise price of each Nonstatutory Share Option granted prior to the Listing Date shall be not less than one hundred percent (100%) of the Fair Market Value of the Share subject to the Option on the date the Option is granted or such other amount as may be required pursuant to the Code. The exercise price of each

Nonstatutory Share Option granted on or after the Listing Date shall be not less than one hundred percent (100%) of the Fair Market Value of the Share subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonstatutory Share Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(f) Consideration. The purchase price of Shares acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash and/ or check at the time the Option is exercised or (ii) at the discretion of the Board at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Share Option) (1) by delivery to the Company of other Shares, or (2) in any other form of legal consideration that may be acceptable to the Board. The Board shall have the authority to postpone the date of payment on such terms as it may determine.

(g) Transferability of an Incentive Share Option. An Incentive Share Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant. Notwithstanding the foregoing, the Participant may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Participant, shall thereafter be entitled to exercise the Option.

(h) Transferability of a Nonstatutory Share Option. A Nonstatutory Share Option granted prior to the Listing Date shall not be transferable except by will or by the laws of descent and distribution and, to the extent provided in the Agreement, and shall be exercisable during the lifetime of the Participant only by the Participant. A Nonstatutory Share Option granted on or after the Listing Date shall be transferable to the extent provided in the Award Agreement. If the Nonstatutory Share Option does not provide for transferability, then the Nonstatutory Share Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant. Notwithstanding the foregoing, the Participant may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Participant, shall thereafter be entitled to exercise the Option.

(i) Vesting Generally. The total number of Shares subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary.

(j) Termination of Continuous Service. In the event an Participant’s Continuous Service terminates (other than upon the Participant’s death or Disability), and unless otherwise specified in the applicable Award Agreement, the Participant may exercise his or her Option (to the extent that the Participant was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service (or such shorter period specified in the Award Agreement or such different period as the Board may prescribe, which period shall not be less than thirty (30) days for Options granted prior to the Listing Date unless such termination is for Cause), or (ii) the expiration of the term of the Option as set forth in the Award Agreement. If, after termination, the Participant does not exercise his or her Option within the time specified in the Award Agreement, the Option shall terminate.

(k) Extension of Termination Date. An Participant’s Award Agreement may also provide that if the exercise of the Option following the termination of the Participant’s Continuous Service (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in subsection 6(c) or (ii) the expiration of a period of three (3) months after the termination of the Participant’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

(l) Disability of Participant. Unless otherwise provided in its Award Agreement, in the event that an Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option (to the extent that the Participant was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such shorter period specified in the Award Agreement which period shall not be less than six (6) months for Options granted prior to the Listing Date or such longer period as specified in the Award Agreement and approved by the Board) or (ii) the expiration of the term of the Option as set forth in the Award Agreement. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate.

(m) Death of Participant. Unless otherwise provided in its Award Agreement, in the event (i) an Participant’s Continuous Service terminates as a result of the Participant’s death or (ii) the Participant dies within the period (if any) specified in the Award Agreement after the termination of the Participant’s Continuous Service, then the Option may be exercised (to the extent the Participant was entitled to exercise such Option as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Participant’s death pursuant to subsection 6(g) or 6(h), but only within the period ending on the earlier of (1) the date Twelve (12) months following the date of death (or such shorter period specified in the Award Agreement which period shall not be less than six (6) months for Options granted prior to the Listing Date as specified in the Award Agreement and approved by the Board) or (2) the expiration of the term of such Option as set forth in the Award Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

(n) Termination of Continuous Service for Cause. Notwithstanding Sections (j)-(m) above, in the event of termination of Participant’s employment with the Company or any of its Affiliates, or if applicable, the termination of services given to the Company or any of its Affiliates by Consultants of the Company or any of its Affiliates for Cause (as defined above), all outstanding Awards granted to such Participant (whether vested or not) will immediately expire and terminate on the date of such termination and the holder of Awards shall not have any right in connection to such outstanding Awards, unless otherwise determined by the Board. The Shares covered by such Awards shall revert to the Plan.

(o) Compliance With Laws, etc. Notwithstanding the foregoing, following the Listing Date, in no event shall a Participant be permitted to exercise an Option in a manner that the Committee determines would violate the Sarbanes-Oxley Act of 2002, if applicable, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange, inter-dealer quotation system or other recognized securities quotation system on which the securities of the Company are listed, quoted or traded.

7. SHARE APPRECIATION RIGHTS.

(a) Grant of Share Appreciation Rights. Subject to the terms and conditions of the Plan and the relevant Sub Plan, a Share Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Committee, in its sole discretion.

(b) Number of Shares. The Committee will have complete discretion to determine the number of Share Appreciation Rights granted to any Participant.

(c) Exercise Price and Other Terms. The Committee, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Share Appreciation Rights granted under the Plan.

(d) Share Appreciation Right Agreement. Each Share Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Share Appreciation Right, the conditions of exercise, and such other terms and conditions as the Committee, in its sole discretion, will determine.

(e) Expiration of Share Appreciation Rights. A Share Appreciation Right granted under the Plan will expire upon the date determined by the Committee, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6(a) also will apply to Share Appreciation Rights.

(f) Payment of Share Appreciation Right Amount. Upon exercise of a Share Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii) The number of Shares with respect to which the Share Appreciation Right is exercised.

At the discretion of the Committee, the payment upon Share Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

8. RESTRICTED SHARE.

(a) Grant of Restricted Share. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Share to Service Providers in such amounts as the Committee, in its sole discretion, will determine.

(b) Restricted Share Agreement. Each Award of Restricted Share will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Committee, in its sole discretion, will determine. Unless the Committee determines otherwise, Shares of Restricted Share will be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

(c) Transferability. Except as provided in this Section 88, Shares of Restricted Share may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction and subject to any applicable laws.

(d) Other Restrictions. The Committee, in its sole discretion, may impose such other restrictions on Shares of Restricted Share as it may deem advisable or appropriate.

(e) Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Share covered by each Restricted Share grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction. The restrictions will lapse at a rate determined by the Committee.

(f) Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Share will be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement and subject to applicable laws. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Share with respect to which they were paid.

(g) Return of Restricted Share to Company. On the date set forth in the Award Agreement, the Restricted Share for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

9. RESTRICTED SHARE UNITS.

(a) Grant. Restricted Share Units may be granted at any time and from time to time as determined by the Committee. Each Restricted Share Unit grant will be evidenced by an Award Agreement that will specify such other terms and conditions as the Committee, in its sole discretion, will determine, including all terms, conditions, and restrictions related to the grant, the number of Restricted Share Units and the form of payout, which, subject to Section 9(d), may be left to the discretion of the Committee.

(b) Vesting Criteria and Other Terms. The Committee will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Share Units that will be paid out to the Participant.

(c) Earning Restricted Share Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as specified in the Award Agreement.

(d) Form and Timing of Payment. Payment of earned Restricted Share Units will be made as soon as practicable after the date(s) set forth in the Award Agreement. The Committee, in its sole discretion, may pay earned Restricted Share Units in cash, Shares, or a combination thereof. Shares represented by Restricted Share Units that are fully paid in cash again will be available for grant under the Plan.

(e) Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Share Units will be forfeited to the Company.

10. PERFORMANCE UNITS AND PERFORMANCE SHARES.

(a) Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Committee, in its sole discretion. The Committee will have complete discretion in determining the number of Performance Units/Shares granted to each Participant.

(b) Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Committee on or before the date of grant.

(c) Performance Objectives and Other Terms. The Committee will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Participant. The Committee may set performance objectives based upon the achievement of Company and/or Affiliate wide, divisional, or individual goals, or any other basis determined by the Committee in its discretion. Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Committee, in its sole discretion, will determine.

(d) Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved.

(e) Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Committee, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f) Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

11. PERFORMANCE GOALS.

(a) Awards of Restricted Share, Restricted Share Units, Performance Shares and Performance Units and other incentives under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria and may provide for a targeted level or levels of achievement (“Performance Goals”) including assets; bond rating; cash flow; cash position; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per Share; economic profit; economic value added; equity or shareholder’s equity; growth in earnings; growth in revenue; market share; net income; net profit; net sales; noninterest income as percent of total income; operating earnings; operating income; profit before tax; ratio of debt to debt plus equity; ratio of operating earnings to capital spending; results of regulatory reviews and examinations; return on equity; return on net assets; return on sales; revenue; sales growth; or total return to shareholders.

(b) Any Performance Goals may be used to measure the performance of the Company and/or the Affiliate as a whole or a business unit of the Company and/or the Affiliate and may be measured relative to a peer group or index. The Performance Goals may differ from Participant to Participant and from Award to Award. Prior to the determination date, the Committee will determine whether any significant element(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participant. In all other respects, Performance Goals will be calculated in accordance with the Company’s financial statements, generally accepted accounting principles, or under, a methodology established by the Committee prior to the issuance of an Award, which is consistently applied and identified in the financial statements, including footnotes, or the management discussion and analysis section of the Company’s and/or the Affiliate annual report.

12. COVENANTS OF THE COMPANY.

(a) Availability of Shares. During the terms of the Awards, the Company shall keep available at all times the number of authorized of Share required to satisfy such Awards.

(b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell Shares upon exercise of the Awards; provided, however, that this undertaking shall not require the Company to register under the Plan, any Award or any Shares issued or issuable pursuant to any such Award under the Securities Act. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Shares under the Plan, the Company shall be relieved from any liability for failure to issue and sell Shares upon exercise of such Awards unless and until such authority is obtained.

13. USE OF PROCEEDS FROM SHARE.

Proceeds from the sale of Shares pursuant to Awards shall constitute general funds of the Company.

14. MISCELLANEOUS.

(a) Acceleration of Exercisability and Vesting. Subject to applicable law, the Board in its sole discretion shall have the power to accelerate the time at which a certain Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award Agreement stating the time at which it may first be exercised or the time during which it will vest.

(b) Shareholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares subject to such Award unless and until such Participant has satisfied all requirements for exercise of the Award pursuant to its terms.

(c) No Employment or other Service Rights. Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without Cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(d) Incentive Share Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Shares with respect to which Incentive Share Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Awards or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Share Options.

(e) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Shares under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Shares subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Shares. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the Shares upon the exercise or acquisition of Shares under the Award has been registered under a then currently effective registration statement under the Securities Act or (2)

as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on Share certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Shares.

(f) Withholding Obligations. The Company or any Subsidiary or Affiliate may take such action as it may deem necessary or appropriate, in its discretion, for the purpose of or in connection with withholding of any taxes which the Company or any Subsidiary or Affiliate is required by any applicable law to withhold in connection with any Awards (collectively, “Withholding Obligations”). Such actions may include, without limitation, (i) requiring a Participant to remit to the Company in cash an amount sufficient to satisfy such Withholding Obligations; (ii) subject to applicable law, allowing the Participant to provide Shares to the Company, in an amount that at such time, reflects a value that the Board determines to be sufficient to satisfy such Withholding Obligations; (iii) withholding Shares otherwise issuable upon the exercise of an Award at a value which is determined by the Board to be sufficient to satisfy such Withholding Obligations; or (iv) any combination of the foregoing. The Company shall not be obligated to allow the exercise of any Award by or on behalf of a Participant until all tax consequences arising from the exercise of such Award are resolved in a manner acceptable to the Company.

15. ADJUSTMENT UPON CHANGES IN SHARE.

(a) Capitalization Adjustments. If any change is made in the shares generally or the Shares subject to the Plan, or the Shares subject to any Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, share dividend, dividend in property other than cash, share split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to subsection 4(a) and the maximum number of securities subject to award to any person pursuant to subsection 5(c), and the outstanding Awards will be appropriately adjusted in the class(es) and number of securities and price per share of the Shares subject to such outstanding Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (For this purpose, the conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

(b) Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then the Company shall immediately notify Participant who holds outstanding Awards of such dissolution or liquidation, and such Participant shall have thirty (30) days to exercise any outstanding vested options held by him at that time. Upon the expiration of such thirty days period, all remaining outstanding options shall terminate immediately.

(c) Change in Control. In the event of a Change in Control, then, without the consent or action required of any holder of an Award (in such holder’s capacity as such):

(i) Any surviving corporation or acquiring corporation or any parent or affiliate thereof, as determined by the Board in its discretion, shall assume or continue any Awards outstanding under the Plan in all or in part or shall substitute to similar share awards in all or in part; or

(ii) In the event any surviving corporation or acquiring corporation does not assume or continue any Awards or substitute to similar share awards, for those outstanding under the Plan, then: (a) all unvested Awards shall expire (b) vested options shall terminate if not exercised at or prior to such Change in Control; or

(iii) Upon Change in Control the Board may, in its sole discretion, accelerate the vesting, partially or in full, in the sole discretion of the Board and on a case-by-case basis of one or more Awards as the Board may determine to be appropriate prior to such events.

(d) Notwithstanding the above, in case of Change in Control, in the event all or substantially all of the shares of the Company are to be exchanged for securities of another Company, then each holder of an Award shall be obliged to sell or exchange, as the case may be, any shares such holder hold or purchased under the Plan, in accordance with the instructions issued by the Board, whose determination shall be final.

(e) Each holder of an Award acknowledges that in the event that the Company’s shares shall be listed, quoted or registered for trading in any public market, the rights of such holder to sell the shares may be subject to certain limitations (including a lock-up period), as may be requested by the Company or its underwriters, and the holder of such Award unconditionally agrees and accepts any such limitations.

(f) Notwithstanding the above said, the Board may, in its sole discretion, decide other terms regarding the treatment of the outstanding Awards, in case of Change in Control and/or in case of IPO.

16. SHARES SUBJECT TO RIGHT OF FIRST REFUSAL.

(a) Notwithstanding anything to the contrary in the Article of Association of the Company, none of the Participants shall have a right of first refusal or preemptive right in relation with any sale of shares in the Company.

(b) Sale of Shares by the Participant shall be subject to the right of first refusal of other shareholders as set forth in the Article of Association of the Company.

(c) Prior to an IPO, and in addition to the right of first refusal, any transfer of Shares of the Company by a Participant shall require the approval of the Board as to the transferee. The Board may refuse to approve the transfer of Shares to any competitor of the Company or to any other person or entity the Board determines, in its discretion, may be detrimental to the Company.

(d) Notwithstanding anything to the contrary unless otherwise determined by the Board, until such time as the Company shall complete an IPO, a Participant shall not have the right to sell Shares unless otherwise determined by the Board.

17. AMENDMENT OF THE PLAN AND AWARDS.

(a) Amendment of Plan. The Board at any time, and from time to time, may amend the Plan.

(b) Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Share Options and/or to bring the Plan and/or Incentive Share Options granted under it into compliance therewith.

(c) Amendment of Awards. The Board at any time, and from time to time, may amend the terms of any one or more Awards.

18. TERMINATION OR SUSPENSION OF THE PLAN.

(a) Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the shareholders of the Company, whichever is earlier. No Award may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the Participant.

19. TAX CONSEQUENCES.

(a) Any tax consequences arising from the grant or exercise of any Award, from the payment for Shares covered thereby or from any other event or act (of the Company and/or its Affiliates, or the Participant), hereunder, shall be borne solely by the Participant. The Company and/or its Affiliates shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Participant shall agree to indemnify the Company and/or its Affiliates and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Participant.

(b) The Company shall not be required to release any share certificate to a Participant until all required payments have been fully made.

20. NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION.

Without derogating from all of the above, each Employee who receives an Incentive Share Option must agree to notify the Company in writing immediately after the Employee makes a Disqualifying Disposition of any Shares acquired upon the exercise of an Incentive Share Option. A “Disqualifying Disposition” is any disposition (including any sale) of such Shares before the later of (a) two (2) years after the date the Employee was granted the Incentive Share Option, or (b) one (1) year after the date the Employee acquired Shares by exercising the Incentive Share Option. If the Employee has died before such Share is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

21. EFFECTIVE DATE OF PLAN.

The Plan shall take effect upon its adoption by the Board (the “Effective Date”), except that solely with respect to grants of Incentive Share Options the Plan shall also be subject to approval within one year of the Effective Date, by a majority of the votes cast on the proposal at a meeting or a written consent of shareholders. Failure to obtain approval by the shareholders shall not in any way derogate from the valid and binding effect of any grant of an Award, which is not an Incentive Share Option. Upon approval of the Plan by the shareholders of the Company as set forth above, all Incentive Share Options granted under the Plan on or after the Effective Date shall be fully effective as if the shareholders of the Company had approved the Plan on the Effective Date. Notwithstanding the foregoing, in the event that approval of the Plan by the shareholders of the Company is required under applicable law, in connection with the application of certain tax treatment or pursuant to applicable stock exchange rules or regulations or otherwise, such approval shall be obtained within the time required under the applicable law.

22. CHOICE OF LAW.

(i) Choice of Law. This Plan, all Awards and all documents evidencing awards and all other related documents will be governed by, and construed in accordance with, the laws of the State of Israel, provided that the tax treatment and the tax rules and regulations applying to a grant in any specific jurisdiction shall be the local tax laws of such jurisdiction.

(ii) Israeli and other Participants. Any grant of an Award to an Israeli Employees or to an Israeli Non-Employees (as each of such terms is defined in the Sub Plan applicable to Israeli Participants) shall be made in accordance with and pursuant to the provisions of this Plan and the Sub Plan applicable to Israeli Participants. In addition, any grant of Awards to Participants from other jurisdiction may be subject to a Sub Plan applicable to such Participant’s jurisdiction.

(iii) Severability. If it is determined that any provision of this Plan, Sub Plan or an Award Agreement is invalid and unenforceable, the remaining provisions of this Plan, Sub Plan and/or the Award Agreement, as applicable, will continue in effect.